UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 4, 2007

Date of Report (Date of earliest event reported)

MACRO SECURITIES DEPOSITOR, LLC

(Depositor)

Exact name of registrant as specified in its charter)

Claymore MACROshares Oil Up Holding Trust

Claymore MACROshares Oil Up Tradeable Trust

(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-116566 (Commission File Number)	20-1072523 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9

Dover, DE 19904

(Address of principal executive offices)

(888) MACROS1

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 4, 2007, UBS Securities LLC ("UBS") entered into a binding agreement (the "UBS Participants Agreement") with MACRO Securities Depositor, LLC, as depositor (the "Depositor"), Investors Bank & Trust Company, a Massachusetts trust company, not in its individual capacity but solely (i) as trustee of the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"), (ii) as trustee of the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust," and, together with the Up-MACRO Holding Trust, the "Paired Holding Trusts"), (iii) as trustee of the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust") and (iv) as trustee of the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust," and, together with the Up-MACRO Tradeable Trust, the "Tradeable Trusts," and collectively, with the Paired Holding Trusts, the "MACRO Trusts") (such entity, in its capacities set forth above, the "Trustee") and Claymore Securities, Inc., not in its individual capacity but solely as administrative agent of the MACRO Trusts (the "Administrative Agent") pursuant to which UBS would join KV Execution Services, LLC, to become the second Authorized Participant of the MACRO Trusts.

On January 12, 2007, Merrill Lynch Professional Clearing Corp. ("ML") entered into a binding agreement (the "ML Participants Agreement") with the Depositor, the Trustee and the Administrative Agent pursuant to which ML would join KV Execution Services, LLC and UBS to become the third Authorized Participant of the MACRO Trusts.

On January 19, 2007, BNP Paribas Securities Corp. ("BNP," and, together with UBS and ML, the "APs") entered into a binding agreement (the "BNP Participants Agreement," and, together with the UBS Participants Agreement and the ML Participants Agreements, the "Participants Agreements") with the Depositor, the Trustee and the Administrative Agent pursuant to which BNP would join KV Execution Services, LLC, UBS and ML to become the fourth Authorized Participant of the MACRO Trusts.

The APs, by becoming Authorized Participants, will be able to effect, on any price determination day, a "paired issuance" by directing the Up-MACRO Holding Trust and the Down MACRO Holding Trust to issue additional shares in a minimum number of Claymore MACROshares Oil Up Holding Shares (the "Up-MACRO Holding Shares") and Claymore MACROshares Oil Down Holding Shares (the "Down-MACRO Holding Shares," and, together with the Up MACRO Holding Shares, the "Paired Holding Shares," and each, a "Holding Share") constituting at least one MACRO Unit. A "MACRO Unit" consists of 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares. If so directed by an Authorized Participant, the Up-MACRO Holding Trust and the Down-MACRO Holding Trust will issue additional Paired Holding Shares to such Authorized Participant who may then choose to hold such shares or allow them to be deposited into the Up-MACRO and Down-MACRO Tradeable Trusts in minimum lots of 50,000 shares. In such case, the Tradeable Trusts will issue Claymore MACROshares Oil Up Tradeable Shares (the "Up-MACRO Tradeable Shares") and Claymore MACROshares Oil Down Tradeable Shares (the "Down-MACRO Tradeable Shares," and together with the Up MACRO Tradeable Shares, the "Tradeable Shares"), respectively, on a one-to-one basis in exchange for the deposited Holding Shares and these Tradeable Shares will be delivered to the Authorized Participant to satisfy its creation order. Paired Holding Shares and Up-MACRO and Down-MACRO Tradeable Shares will always be issued by the relevant trust at the per share underlying value of these shares on the date on which a creation order is delivered by an Authorized Participant. In addition, an Authorized Participant may direct, on any price determination day, a paired optional redemption in which the Up-MACRO Holding Shares and Down-MACRO Holding Shares will be redeemed concurrently and proportionately in MACRO Units. Authorized participants may acquire one or more MACRO Units by purchasing a sufficient number of Holding Shares or a sufficient number of Tradeable Shares which they exchange for the underlying Up-MACRO or Down-MACRO Holding Shares. The Up-MACRO Tradeable Shares are exchangeable for the underlying Up-MACRO Holding Shares at any time by Authorized Participants on a one-to-one basis.

The foregoing description of the Participants Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Participants Agreements, which are substantially similar to the participants agreement, dated November 24, 2006, that has been filed as Exhibit 4.3 to the Registration Statement, File No. 333-116566, as filed with the Securities and Exchange Commission on November 29, 2006, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACRO SECURITIES DEPOSITOR, LLC

By:	/s/ Samuel Masucci, III
	Name:	Samuel Masucci, III
	Title:	Chief Executive Officer

Date: January 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.3	Participants Agreement, dated November 24, 2006 (incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 333-116566), filed with the Commission on November 29, 2006).

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